Exhibit 10.6(b)

                  Amendment to BPIA Agreement



This Amendment to BPIA Agreement (the "Amendment") is entered into as of January 1, 1997, by and between Bedford Property Investors, Inc., a Maryland corporation (the "Company") and Bedford Acquisitions, Inc. (formerly known as Westminster Holdings, Inc.), a California corporation ("BPIA") with reference to the following facts.

                            RECITALS

     A. Company and BPIA entered into that certain BPIA Agreement dated as of January 1, 1995 (the "Agreement") under the terms of which BPIA performs certain services for Company.

     B. Company and BPIA desire to amend the Agreement to extend the term thereof for an additional year and to make other changes to the scope of services provided by BPIA and the payment therefore, all in the following particulars only.

                           AMENDMENTS

NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows:

1. Section 1 of the Agreement is deleted in its entirety and replace with the following:

"Term of Contract.  This Agreement will expire on December
31, 1998. The Company shall have the further right to terminate this Agreement upon sixty (60) days prior notice at any time, subject to the payment of BPIA's fees as contemplated in Section 3 below."

2. Section 2 (a) of the Agreement is deleted in its entirety and replace with the following:

        "(a) Development. BPIA shall assist the Company in the development of real property owned by Company ("Development") by, among other things, planning development projects for Company properties, preparing investment analyses in connection with potential Developments, preparing and submitting to the Company's Board of Directors term sheets with respect to potential Developments, retaining architects and other design professionals in connection with approved Developments, hiring and supervising contractors for the construction of approved Developments, marketing and leasing Developments and generally providing such additional services with respect to Developments as Company shall request, subject to the constraints of BPIA's staff, approved budgets and expertise."

3. Section 2 (b) of the Agreement is deleted in its entirety and replace with the following:

        "(b) Acquisitions and Dispositions. BPIA shall assist the Company in the acquisition and disposition of real property owned by Company (collectively "Acquisitions") by, among other things, locating and identifying potential acquisition properties, identifying Company properties for sale, negotiating property purchase and sale agreements, preparing investment analyses in connection with potential Acquisitions, conducting and supervising the Company's due diligence activities in connection with potential Acquisitions, preparing and submitting to the Company's Board of Directors term sheets with respect to potential Acquisitions, and generally providing such additional services with respect to Developments as Company shall request, subject to the constraints of BPIA's staff, approved budgets and expertise."

4. The word "Financing" in Section 3 (c) of the Agreement is replaced with the word "Development."

5. The first sentence of Section 3 of the Agreement is deleted in its entirety and replace with the following:

For the services rendered under this Agreement, the Company shall pay to BPIA, simultaneously with the closing of each Acquisition or at such time as a Development becomes a Company operating property, a fee equaling the lesser of (ii) either (A) one and one-half percent (1 1/2%) of the aggregate purchase or sales price with respect to any Acquisition or (B) five percent of the total design, construction and soft cost with respect to any Development, or (ii) an amount equal to (X) the aggregate amount of Approved Expenses (as defined in Section 4 below) funded by BPIA through the time of such Acquisition or Development minus (Y) the aggregate amount of fees (

6. The word "Financing" in Section 3 of the Agreement is replaced with the word "Development."

7. The word "Financing" in Section 4 (f) of the Agreement is replaced with the word "Development."

6. The word "Financing" in Section 5 (b) of the Agreement is replaced with the word "Development."

7. Except as expressly amended hereby, the terms and conditions of the Agreement are hereby ratified and the Agreement is in full force and effect.

8. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto, their respective heirs, executors, and assigns.

9. Terms not otherwise defined herein and which are defined in the Agreement shall have the meanings given to them in the Agreement.

        In Witness Whereof, the parties hereto have executed and delivered this Amendment as of the day and year first above written.


"Company"

Bedford Property Investors, Inc.,
a Maryland corporation


By:
________________________________
       James R. Moore
       Executive Vice President

"BPIA"

Bedford Acquisitions, Inc., a
California corporation


By:
______________________________
       Peter B. Bedford
       President